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                                                                 Exhibit (a)(8)

                              UAM FUNDS, INC. II

                         ARTICLES SUPPLEMENTARY TO THE
                                    CHARTER


     UAM FUNDS, INC. II, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of Ten Billion (10,000,000,000) shares of common stock, par value $.001 per share, has reclassified One Hundred Million (100,000,000) authorized and unissued Institutional Class Shares of the Corporation's Analytic Master Fixed Income Fund series' shares of common stock and One Hundred Million (100,000,000) authorized and unissued Institutional Service Class Shares of the Corporation's Analytic Master Fixed Income Fund Series' shares of common stock as unclassified shares:

     SECOND: The shares aforesaid have been duly reclassified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

     THIRD: These Articles Supplementary do not increase or decrease the authorized number of shares of the Corporation or the aggregate par value thereof. After the reclassification of the aforesaid shares of common stock, the Corporation has the authority to issue ten billion (10,000,000,000) shares of its common stock, with an aggregate par value of ten million dollars ($10,000,000), classified as follows:

Name of Series                                              Total Number of
--------------                                             Shares Classified
                                                           -----------------
Analytic Defensive Equity Fund series
..   Institutional Class Shares                            .   100,000,000
..   Institutional Service Class Shares                    .   100,000,000
Analytic Enhanced Equity Fund series
..   Institutional Class Shares                            .   100,000,000
..   Institutional Service Class Shares                    .   100,000,000
Analytic International Fund series
..   Institutional Class Shares                            .   100,000,000
..   Institutional Service Class Shares                    .   100,000,000
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Name of Series                                              Total Number of
--------------                                             Shares Classified
                                                           -----------------
Analytic Short-Term Government Fund series
..   Institutional Class Shares                            .   100,000,000
..   Institutional Service Class Shares                    .   100,000,000

for a total of eight hundred million (800,000,000) shares classified into separate classes of common stock, with the remaining nine billion, two hundred million (9,200,000,000) shares being unclassified.

     IN WITNESS WHEREOF, UAM Funds, Inc. II, has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of the 16th day of November, 2001.


                                                 UAM FUNDS, INC. II
WITNESS:


/s/ Suzan Barron                                 /s/ Linda T. Gibson
----------------                                 -------------------
Suzan Barron                                     Linda T. Gibson
Assistant Secretary                              Vice President



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                                  CERTIFICATE


     THE UNDERSIGNED, Vice President of UAM Funds, Inc. II who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges that the foregoing Articles Supplementary are the act of the said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                 /s/ Linda T. Gibson
                                                 -------------------
                                                 Linda T. Gibson
                                                 Vice President


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